EXHIBIT 99.1

Mawson Infrastructure Group Inc. Announces Monthly Operational Update for December 2023

December Co-Location Business Revenue increased 34% M/M

December Self-Mining Business Revenue increased 27% M/M

Completed second Co-Location Customer Deployment of ~6 MW and ~1,764 miners

December Total Revenue of about $5.97 million, up 24% M/M

PITTSBURGH, Jan. 16, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure company, announced today its unaudited business and operational update for December 2023.

Rahul Mewawalla, CEO and President, commented, “We are extremely pleased to deliver another robust month of significant revenue growth with 34% month-on-month revenue growth in our co-location business and 27% month-on-month revenue growth in our self-mining business. I am tremendously proud of our organization, our continued focus on operational excellence, our technological advancements, and our accelerated completion of the deployment of our two new co-location customers at our facilities.”

Unaudited December Monthly Operating Results Summary

  Total monthly revenue about $5.97 million or about equivalent of 140 BTC1.
  34% M/M growth in co-location business revenue, increased to $2.66 million.
  27% M/M growth in self-mining business revenue, increased to $2.92 million.
  Completed second customer co-location services deployment for ~6MW and 1,764 miners.
  24% M/M growth in total overall revenue.
  Energy Management revenue was about $0.40 million.
  Total Power Capacity was approximately 109 MW with capacity for approximately 35,650 miners.

Conferences and Events Update

Mawson has planned to join the following upcoming conferences and events in January. Please contact IR@Mawsoninc.com for further information.

  26th Annual Needham Growth Conference in New York City, New York – Rahul Mewawalla, CEO and President

Operational and Other Updates

Towards the close of 2023, Mawson’s two Pennsylvania sites, Midland and Bellefonte had approximately 109 MW of total power capacity capable of supporting 35,650 miners for either self-mining or co-location services. The Midland facility had approximately 100 MW of total power and the capacity to support a total of approximately 32,930 miners for self-mining and/or co-location services. In December, the Company completed the deployment of its newest co-location services customer, Krypton Technologies LLC, for approximately 6 MW and 1,764 miners. The Krypton deployment follows the completed deployment of the Company’s other co-location customer Consensus Technology Group (“Consensus”) for approximately 15,876 miners or approximately 50 MW. At the end of December, the Bellefonte facility was operating at approximately 8.8 MW of capacity and continues to be used entirely for self-mining purposes.

Also, Mawson recently filed for arbitration proceedings against CleanSpark, Inc. (Nasdaq: CLSK). As disclosed in Mawson’s previous filings, Mawson has reserved all rights and believes that Mawson is owed at least $2 million from CleanSpark, Inc. This claim arises out of the obligations of CleanSpark to make payments to Mawson related to Mawson’s sale of its Georgia facility to CleanSpark, as disclosed in the Company’s previous filings. In addition, on July 13, 2022, Celsius Mining LLC and Celsius Network LLC and other related entities (collectively, “Celsius”), filed for bankruptcy relief under Chapter 11 in the United States Bankruptcy Court for the Southern District of New York, Case No. 22-10964.  In that matter, on November 23, 2023, Celsius Mining LLC filed an adversary proceeding, Adv. Case No. 23-01202, against Mawson, its subsidiaries Luna Squares LLC and Cosmos Infrastructure LLC, asserting various claims related to the Co-Location Agreement and Secured Promissory Note, claiming it is owed approximately $8 million under the promissory note and claiming entitlement to return of $15.33 million paid as deposit. Mawson denies that Celsius is entitled to the relief it seeks in the adversary proceeding and is considering filing counterclaims against Celsius which could be in excess of the claims asserted against it.  Mawson further contests that Celsius’ case against it should proceed in the bankruptcy court at all. Mawson filed a motion to compel arbitration on January 2, 2024. Many of the related claims and disputes between Mawson and Celsius have been disclosed in more detail in Mawson’s previous filings with the SEC and in Celsius’ bankruptcy case.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure company. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson aligns digital infrastructure, sustainable energy, and next-generation fixed and mobile data center solutions, enabling efficient Bitcoin production and on-demand deployment of digital infrastructure assets. Mawson Infrastructure Group is emerging as a global leader in ESG focused digital infrastructure and Bitcoin mining.

For more information, visit: https://mawsoninc.com/

Statements about hashrate capacity

Statements in the press release about hashrate capacity (including ‘installed capacity’ or ‘nameplate capacity’), will often differ from the actual or observed hashrate. These terms generally make certain assumptions about the efficiency of the ASIC miners that are in use. Some ASIC miner models will consume less power to create the same amount of hashing power than other ASIC miner models (typically more recent models are more efficient). Many ASIC miner fleets are blended fleets, including various ASIC miner models each with different efficiency ratings. Hashrate capacity figures typically assume 100% deployment of ASIC miners. Given the large numbers of computing units (often numbering in the tens of thousands), ASIC mining fleets are rarely 100% deployed and online at any one time. This can be due to a variety of factors, including ASIC miners being under maintenance, in repair workshops, in storage, in transit, or due to technical faults and breakdowns. Once deployed and online, the actual or observed hashrate can be influenced by other factors such as heat, overclocking (causing the ASIC miner to perform at levels higher than the manufacturer’s specifications), the age, and wear and tear exhibited by the ASIC miners and also by the limitations of the surrounding infrastructure, such as power outages, and MDC and transformer breakdowns. Construction and development delays are a common risk for mining data centers, for example due to weather, permitting delays, or labor and equipment shortages. Investors should consider all risk factors related to uptime when considering these figures, which are a best-case scenario.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 23, 2023, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, November 13, 2023, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Sandy Harrison
Chief Financial Officer
IR@mawsoninc.com

1 Revenue equivalent BTC is the total revenue of the Company for the period divided by the average BTC price. For the month of December, the figure used is $42,577.16.